Exhibit 99.1
Cognizant Hosts Investor Day to Discuss Long-Term Growth Strategy for the Next Wave of AI-Driven Technology Transformation

•Board approves $2 billion increase to share repurchase authorization
•Company adds $500 million to 2025 share repurchase plan, bringing expected total to $1.1 billion

TEANECK, N.J., March 25, 2025 –  Cognizant (Nasdaq: CTSH) will today host an Investor Day, beginning at 1:00 p.m. ET. At the event, members of Cognizant’s executive leadership team will outline the Company’s progress against its strategic priorities and unveil its long-term growth strategy. Participants will also have an opportunity to hear from top clients and partners about Cognizant’s differentiated capabilities supporting their AI journeys, and to experience demonstrations of several of Cognizant’s AI-enabled platforms.

“Cognizant is well positioned to lead in the next wave of AI-driven technology transformation,” said CEO Ravi Kumar S. “We have achieved significant progress over the past two years accelerating growth, becoming an employer of choice, and simplifying our operations. We believe we are now poised to build on this momentum and return to the Winner’s Circle. We are confident that Cognizant’s differentiated capabilities and strategic investments in AI and embedded engineering will enhance our ability to capture outsized growth in the expanding IT services market. Investor Day is an important opportunity to share our vision for the future, and how we plan to create long-term shareholder value.”

Kumar added, “Given our confidence in our strategy and future prospects, we are pleased to announce that the Board approved a $2 billion increase to our existing share repurchase authorization, and we now expect to repurchase $1.1 billion of shares in 2025, an increase of $500 million over our prior expectation.”

At today’s event, Cognizant will discuss:

•Management’s strategy to drive a new phase of value creation
oAmplify talent through upskilling initiatives and expanding learning infrastructure
oScale innovation by building platforms and solutions for the AI era
oAccelerate growth by leading in AI/gen AI, growing in priority industries and geographies and strengthening capabilities in high-growth adjacencies

•Significant market opportunity across the three vectors of AI transformation
oVector 1: Enabling hyper-productivity across enterprises
oVector 2: Industrializing AI
oVector 3: Agentifying the enterprise

•Investments in technology, domain expertise, partnerships, talent and operational modernization that position Cognizant to win in an expanding market and drive long-term growth
•Details on Cognizant’s plans to grow market share and return to the Winner’s Circle, including improved relative revenue performance, margin enhancements, and its balanced capital allocation framework, all of which the Company believes will drive shareholder value

Return of Capital to Shareholders

On March 24, 2025, the Board of Directors approved an increase of $2 billion to the amount authorized under the Company’s existing stock repurchase program. With this increase, as of March 24, 2025, there is approximately $3.1 billion remaining under the share repurchase authorization. For 2025, the Company is increasing its share repurchase expectation by $500 million to $1.1 billion. The Company reiterates its long-term capital allocation framework including the flexibility to pursue strategic acquisitions.

Webcast Information
Visit http://cognizantinvestorday2025.q4ir.com to view an agenda of the day and register to watch the live webcast. A replay of the event, along with investor day materials, will be available on the Company’s Investor Relations website following the conclusion of the event. In-person attendance is by invitation only.
About Cognizant
Cognizant (Nasdaq: CTSH) engineers modern businesses. We help our clients modernize technology, reimagine processes, and transform experiences so they can stay ahead in our fast-changing world. Together, we're improving everyday life. See how at www.cognizant.com or @cognizant.
Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks, uncertainties and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our strategy, strategic partnerships and collaborations, competitive position and opportunities in the marketplace, including projected growth in markets, investment in and growth of our business and our capital allocation strategies, the pace and magnitude of change and client needs related to generative AI, the nature and magnitude of our clients’ information technology expenditures, the effectiveness of our recruiting and talent efforts and related costs, labor market trends, the anticipated amount of capital to be returned to shareholders and our anticipated financial performance, matters related to our recent acquisitions and other statements regarding matters that are not historical facts. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the competitive and rapidly changing nature of the markets we compete in, our ability to successfully use AI-based technologies, the competitive marketplace for talent and its impact on employee recruitment and retention, the ultimate benefits of our NextGen program, legal, reputational and financial risks resulting from cyberattacks, changes in governmental policy or the regulatory environment, including with respect to immigration, trade, competition, labor, technology, and taxes or otherwise, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.